Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Rewards Network Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (Registration Nos. 333-53147, 333-49366 and 333-111390) and on Form S-8 (Registration Nos. 333-101237, 333-72501, 333-06747, 333-115903, 333-134441, and 333-143149) of Rewards Network Inc. and subsidiaries (the Company) of our reports dated March 12, 2009, with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Chicago, Illinois
March 12, 2009